                                                          REG. NO. 33-61821

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1



                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                       OKLAHOMA GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)
                           --------------------------

          OKLAHOMA                 73-0382390
(State or other jurisdiction    (I.R.S. Employer
             of
      incorporation or           Identification
        organization)                 No.)

      101 NORTH ROBINSON, P.O. BOX 321, OKLAHOMA CITY, OKLAHOMA 73101-0321
                           TELEPHONE: (405) 553-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              JAMES G. HARLOW, JR.
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       OKLAHOMA GAS AND ELECTRIC COMPANY
                        101 NORTH ROBINSON, P.O. BOX 321
                       OKLAHOMA CITY, OKLAHOMA 73101-0321
                                 (405) 553-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

               WITH COPY TO:                                 WITH COPY TO:
           PETER D. CLARKE, ESQ.                         ROBERT A. YOLLES, ESQ.
         Gardner, Carton & Douglas                     Jones, Day, Reavis & Pogue
           321 North Clark Street                         77 West Wacker Drive
          Chicago, Illinois 60610                       Chicago, Illinois 60601
               (312) 245-8685                                (312) 782-3939

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM  PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE      AGGREGATE         AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED        PER UNIT       OFFERING PRICE   REGISTRATION FEE
First Mortgage Bonds........................       (1)(2)             (1)         $120,000,000(1)(2)    $50,863(3)
Senior Notes................................

(1) Not applicable pursuant to the Note following the Calculation Fee table and General Instruction II.D. to Form S-3; however, in no event will the aggregate maximum offering price of all securities issued and sold pursuant to this Registration Statement exceed $120,000,000.
(2) Pursuant to Rule 429, in addition to the $120,000,000 aggregate principal amount of securities being registered with this registration statement, the combined prospectus contained herein will utilize $100,000,000 aggregate principal amount of securities that were registered on Registration Statement No. 33-32870, for which a registration fee of $25,000 was paid.
(3) Calculated pursuant to Rule 457(o).
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    PURSUANT TO RULE 429, THE COMBINED PROSPECTUS CONTAINED HEREIN SHALL APPLY TO POST-EFFECTIVE AMENDMENT NO. TWO TO REGISTRATION STATEMENT NO. 33-32870 AS TO $100,000,000 AGGREGATE PRINCIPAL AMOUNT OF SECURITIES AND THIS REGISTRATION STATEMENT AS TO $120,000,000 AGGREGATE PRINCIPAL AMOUNT OF SECURITIES.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, SEPTEMBER 19, 1995


PROSPECTUS

                       OKLAHOMA GAS AND ELECTRIC COMPANY
                              FIRST MORTGAGE BONDS
                                  SENIOR NOTES

                               ------------------

    Oklahoma Gas and Electric Company, an Oklahoma corporation (the "Company"), may offer from time to time up to $220,000,000 aggregate principal amount of its first mortgage bonds or senior notes (collectively, the "Securities"), in one or more series on terms to be determined at the time or times of sale. The specific terms of each issue of Securities, together with the terms of the offering of such issue, will be set forth in an accompanying prospectus supplement (a
"Prospectus Supplement"). The applicable Prospectus Supplement will set forth with regard to the particular Securities being offered (the "Offered Securities"), the designation or designations, aggregate principal amount, rate or rates (or method of calculation) and times and place of any payment of interest, maturity or maturities, offering price, any sinking fund or other redemption terms and other specific terms of such Offered Securities.

    The Securities will be represented either by Global Securities registered in the name of The Depository Trust Company ("DTC"), as depository ("Depository"), or its nominee, or by securities in certificated form issued to the registered owners thereof, as set forth in the applicable Prospectus Supplement. Interests in Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Global Securities will not be issuable as certificated securities except in circumstances described herein or in the applicable Prospectus Supplement.

    The Company may sell the Securities through underwriters or dealers, directly to a limited number of institutional purchasers or through agents. See "PLAN OF DISTRIBUTION." The applicable Prospectus Supplement will set forth the names of such underwriters, dealers or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from such sale. See "PLAN OF DISTRIBUTION" for possible indemnification arrangements for underwriters, dealers, agents and purchasers.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  NOR HAS THE
       SECURITIES AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES
            COMMISSION  PASSED UPON THE  ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO  THE
                           CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


               THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1995.

                       OKLAHOMA GAS AND ELECTRIC COMPANY

    Oklahoma Gas and Electric Company, an Oklahoma corporation (the "Company") incorporated in 1902 under the laws of the Territory of Oklahoma, is an electric public utility company with its principal executive offices located at 101 North Robinson, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. Telephone (405) 553-3000.

    The Company is the largest operating electric utility in Oklahoma. The Company owns and operates an interconnected electric production, transmission and distribution system which includes eight active generating stations with a total capability of 5,637,300 kilowatts. The Company's wholly-owned subsidiary, Enogex Inc., owns and operates more than 3,000 miles of natural gas transmission and gathering pipeline and, through its wholly-owned subsidiaries, has interests in four gas processing plants, markets natural gas and natural gas products and invests in the exploration and production of natural gas. (See "Restructuring" below.) The Company furnishes retail electric service in 270 communities and contiguous rural and suburban territories in Oklahoma and western Arkansas (population served estimated by the Company at 1,400,000). It also sells electric energy at wholesale for resale in six communities and to two rural electric cooperatives in those states. The area served by the Company embraces approximately 30,000 square miles, which includes Oklahoma City, the largest city in Oklahoma, and the section of Arkansas in the general area of Ft. Smith, the second largest city in Arkansas. Of the total 276 communities served, 247 are located in Oklahoma and 29 in Arkansas. Approximately 91% of the Company's electric operating revenues for the year ended December 31, 1994, was derived from sales in Oklahoma and approximately 9% from sales in Arkansas.

RESTRUCTURING

    The Company has proposed a corporate restructuring (the "Restructuring") under which it will become the subsidiary of a newly-formed holding company (the "Holding Company"), and the Company's Common Stock will be exchanged on a share-for-share basis for Common Stock of the Holding Company. Following the Restructuring, Enogex Inc. will become a direct subsidiary of the Holding Company and will cease to be a subsidiary of the Company. The Company's Current Report on Form 8-K dated August 3, 1995, filed with the Securities and Exchange Commission (the "Commission") and incorporated by reference in this Prospectus, includes pro forma financial information for the Company as of June 30, 1995 and December 31, 1994, and for the six months ended June 30, 1995 and each of the three years in the period ended December 31, 1994, after giving effect to the Restructuring and the transfer by the Company of Enogex Inc. and its subsidiaries ("Enogex") to the Holding Company as if they had occurred on January 1, 1992. The Restructuring is subject to certain conditions, including shareowner approval and the receipt of regulatory approvals. The Securities and other outstanding indebtedness of the Company will not be transferred or exchanged in the Restructuring and, following the Restructuring, will remain direct obligations of the Company with the same terms as in effect immediately prior to the Restructuring.

                     INFORMATION INCORPORATED BY REFERENCE

    The following documents, as filed by the Company with the Commission, are incorporated herein by reference: (i) Form 10-K Annual Report of the Company for the year ended December 31, 1994 as amended by the Form 10-K/A filed April 27, 1995 and the Form 10-K/A-2 filed May 22, 1995; (ii) Form 10-Q Quarterly Reports of the Company for the quarters ended March 31, 1995 and June 30, 1995 and (iii) Form 8-K Current Reports of the Company dated July 26, 1995 and August 3, 1995.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person (including any beneficial owner) to whom this Prospectus has been delivered, on the request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Written or telephone requests for such copies should be directed to Ms. Irma B. Elliott, Secretary, Oklahoma Gas and Electric Company, 101 North Robinson, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321, (405) 553-3196.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information on file can be inspected and copied at the public reference offices of the Commission currently at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10045; and copies of such material can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy material and other information concerning the Company may be inspected at the Library of the New York Stock Exchange, 20 Broad Street, New York, New York 10015, and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104 and 618 South Spring Street, Los Angeles, California 90014, on which exchanges the Company's Common Stock is listed. The Company is not required to, and does not, provide annual reports to holders of its debt securities unless specifically requested by a holder.

    The Company has filed with the Commission registration statements on Form S-3 (herein, together with all amendments and exhibits, referred to collectively as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                                USE OF PROCEEDS

    The net proceeds to be received by the Company from the sale of the Securities will be used (i) in connection with the payment at maturity or the redemption, refunding, refinancing or purchase of certain currently outstanding first mortgage bonds of the Company (the "Prior Securities") and (ii) for general corporate purposes (including payment of short-term debt incurred to finance construction expenditures and for issuance costs). The specific allocation of the net proceeds of a particular series of Offered Securities and information relating to the particular Prior Securities, if any, to be paid at maturity, redeemed, refunded, refinanced or purchased will be described in the Prospectus Supplement related thereto. Any Prior Securities purchased will be purchased at a price not in excess of the then-current redemption price applicable to such securities. In case of the redemption, refunding or purchase of Prior Securities, proceeds of the Offered Securities may be applied to pay any redemption premium or purchase price in excess of the principal amount.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                         YEAR ENDED DECEMBER 31,
                                                               12 MONTHS ENDED  ------------------------------------------
                                                                JUNE 30, 1995     1994       1993       1992       1991
                                                               ---------------  ---------  ---------  ---------  ---------
Consolidated Ratio of Earnings to Fixed Charges..............          3.36          3.57       3.30       3.01       3.62
Pro Forma Ratio of Earnings to Fixed Charges.................          3.43          3.75       3.35       2.98       3.63


                                                                 1990
                                                               ---------
Consolidated Ratio of Earnings to Fixed Charges..............       3.85
Pro Forma Ratio of Earnings to Fixed Charges.................       4.02

    For purposes of these ratios, "Earnings" consist of the aggregate of net income, taxes on income, investment tax credit (net) and "fixed charges." "Fixed charges" consist of interest on long-term debt, related amortization, interest on short-term borrowings and a calculated portion of rents considered to be interest. The pro forma ratios (which exclude the results of Enogex) give effect to the Restructuring and the transfer by the Company of Enogex to the Holding Company as if they occurred at January 1, 1990.

    The annual interest requirements on the long-term debt of the Company and its subsidiaries outstanding at June 30, 1995, was $58,218,282. On a pro forma basis, the annual interest requirements on the Company's long-term debt outstanding at June 30, 1995 was $54,676,902.

           SELECTED CONSOLIDATED AND PRO FORMA FINANCIAL INFORMATION

    The following table presents selected financial information of the Company on a consolidated basis and pro forma basis. The pro forma income summary gives effect to the Restructuring described under the caption "OKLAHOMA GAS AND ELECTRIC COMPANY -- Restructuring" and the transfer of Enogex to the new Holding Company, as if they had occurred at January 1, 1992. The pro forma capitalization summary gives effect to the Restructuring and the transfer of Enogex as if they had occurred at June 30, 1995. The following financial information is presented in thousands, except percentages:

                                                                                YEAR ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1994           1993           1992
                                                     12 MONTHS ENDED  -------------  -------------  -------------
                                                      JUNE 30, 1995
                                                     ---------------
                                                       (UNAUDITED)
Income Summary:
  Operating Revenues...............................   $   1,275,189   $   1,355,168  $   1,447,252  $   1,314,984
  Operating Income.................................         190,562         200,466        195,153        177,004
  Net Income.......................................         114,600         123,785        114,277         99,712
Pro Forma Income Summary (unaudited)(1)(2):
  Operating Revenues...............................   $   1,143,800   $   1,196,898  $   1,282,816  $   1,193,993
  Operating Income.................................         169,747         180,824        175,997        157,569
  Net Income.......................................         102,909         113,795        104,730         88,293

                                                                              AS OF JUNE 30, 1995
                                                             ------------------------------------------------------
                                                                                  (UNAUDITED)
                                                                       ACTUAL                 PRO FORMA(1)(2)
                                                             --------------------------  --------------------------
                                                                AMOUNT           %          AMOUNT           %
                                                             -------------  -----------  -------------  -----------
Capitalization Summary:
  Long-Term Debt (excluding current maturities)............  $     731,215      43.76%   $     725,115      46.45%
  Preferred Stock..........................................         49,973       2.99           49,973       3.20
  Common Stock Equity......................................        889,745      53.25          786,037      50.35
                                                             -------------  -----------  -------------  -----------
                                                             $   1,670,933     100.00%   $   1,561,125     100.00%
                                                             -------------  -----------  -------------  -----------
                                                             -------------  -----------  -------------  -----------

------------------------
1. Enogex's assets, liabilities, equity and results of operations have been eliminated from consolidated Company amounts to reflect the transfer of ownership and control of Enogex from the Company to the Holding Company.
2. After the transaction, the Company will not retain ownership of Enogex. Consequently, intercompany transactions between the Company and Enogex have not been eliminated in the pro forma financial statements. The most significant intercompany transactions are transmission fees and related charges to the Company from Enogex, whose core business has been to transport natural gas to the Company power plants. The amount of these charges were $44.6 million for the 12 months ended June 30, 1995; $44.8 million for the year ended December 31, 1994; $54.9 million for the year ended December 31, 1993; and $55.0 million for the year ended December 31, 1992.

                                   SECURITIES


    The Securities may be issued in one or more series as (i) first mortgage bonds or (ii) notes or debentures secured by the Company's first mortgage bonds or, in the circumstances described under the caption "DESCRIPTION OF SENIOR NOTES -- Security; Release Date," as unsecured notes or debentures (such notes and debentures are herein referred to as "Senior Notes"). From and after the Release Date (as defined below), any outstanding Senior Notes secured by the Company's first mortgage bonds when issued, will cease to be secured and will become unsecured general obligations of the Company. Senior Notes will be issued under an indenture (the "Senior Note Indenture"), the form of which is an exhibit to the Registration Statement, between the Company and Boatmen's First National Bank of Oklahoma, as trustee (the "Senior Note Trustee"), and are described below under the caption "DESCRIPTION OF SENIOR NOTES". First mortgage bonds (the "New Bonds") will be issued under the Trust Indenture dated February 1, 1945 as heretofore supplemented and amended by supplemental trust indentures and a new supplemental trust indenture for each such series of New Bonds, all from the Company to Boatmen's First National Bank of Oklahoma, as successor trustee (such Trust Indenture, as supplemented and as to be supplemented, is herein referred to as the "First Mortgage Indenture"). The New Bonds are described below under the caption "FIRST MORTGAGE BONDS AND FIRST MORTGAGE INDENTURE."


    There is no requirement, under either the Senior Note Indenture or the First Mortgage Indenture (collectively, the "Indentures"), that future issues of debt securities of the Company be issued under the Indentures, and the Company will be free to employ other indentures or documentation, containing provisions different from those included in the Indentures or applicable to one or more issues of Securities, in connection with future issues of such other debt securities.

                          DESCRIPTION OF SENIOR NOTES

GENERAL

    The following summaries of certain provisions of the Senior Note Indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the Senior Note Indenture which is incorporated herein by this reference and the form of which is an exhibit to the Registration Statement of which this Prospectus is a part. References to Section numbers under this caption are references to the Section numbers of the Senior
Note Indenture.


    Until the Release Date (as defined below), the Senior Notes will be secured by one or more series of the Company's first mortgage bonds issued and delivered by the Company to the Senior Note Trustee. See "Security; Release Date." FROM AND AFTER THE RELEASE DATE, THE SENIOR NOTES WILL CEASE TO BE SECURED AS TO THE PAYMENT OF PRINCIPAL AND INTEREST, WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY AND WILL RANK ON A PARITY WITH OTHER UNSECURED INDEBTEDNESS OF THE COMPANY. The Senior Note Indenture provides that, in addition to the Senior Notes offered hereby, additional Senior Notes may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the Release Date, the amount of Senior Notes that may be issued cannot exceed the amount of first mortgage bonds that the Company is able to issue under its First Mortgage Indenture. See "FIRST MORTGAGE BONDS AND FIRST MORTGAGE INDENTURE -- Issuance of Additional Bonds." At June 30, 1995, the Company could issue more than $700 million of additional first mortgage bonds at an assumed 8.5% interest rate.


    The Senior Note Indenture provides that the Senior Notes will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The Prospectus Supplement applicable to each issue of Senior Notes will specify: (1) the designation and aggregate principal amount of such Senior Notes; (2) the date on which such Senior Notes will mature; (3) the interest rate or rates, or method of calculation of such rate or rates, on such Senior Notes, and the date from which such interest shall accrue; (4) the dates on which such interest will be payable; (5) the record dates for payments of interest; (6) any redemption terms; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which such

Senior Notes may be repaid, in whole or in part, at the option of the holder thereof; and (8) other specific terms applicable to such Senior Notes. Unless otherwise indicated in the applicable Prospectus Supplement, the Senior Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof, except that the denomination of any Senior Note issued in the form of a Global Security will not exceed $200,000,000 without the approval of the Depository.

    Unless otherwise indicated in the applicable Prospectus Supplement, there are no provisions in the Senior Note Indenture or the Senior Notes that require the Company to redeem, or permit the holders to cause a redemption of, the Senior Notes or that otherwise protect the holders in the event that the Company incurs substantial additional indebtedness, whether or not in connection with a change in control of the Company. However, any change in control transaction that involves the incurrence of additional long-term indebtedness (as notes, first mortgage bonds or otherwise) by the Company in such a transaction would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities. (See "OKLAHOMA GAS AND ELECTRIC COMPANY -- Restructuring.") Management believes that such approvals would be unlikely in any transaction that would result in the Company, or a successor to the Company, having a highly leveraged capital structure.

REGISTRATION, TRANSFER AND EXCHANGE

    Senior Notes of any series will be exchangeable for other Senior Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.06)

    Unless otherwise indicated in the applicable Prospectus Supplement, Senior Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Senior Note Trustee and maintained for such purpose with respect to any series of Senior Notes and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Note Indenture. Such transfer or exchange will be effected upon being satisfied with the documents of title and indemnity of the person making the request. (Section 2.06 and 2.07)

    In the event of any redemption of Senior Notes of any series, the Trustee will not be required to exchange or register a transfer of any Senior Notes of such series selected, called or being called for redemption except, in the case of any Senior Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06) See "BOOK-ENTRY SYSTEM."

PAYMENT AND PAYING AGENTS


    Principal of and interest and premium, if any, on Senior Notes issued in the form of Global Securities will be paid in the manner described below under the caption "BOOK-ENTRY SYSTEM." Unless otherwise indicated in the applicable Prospectus Supplement, interest on Senior Notes that are in the form of certificated securities will be paid by check mailed to the person entitled thereto at such person's address at it appears in the register for the Senior Notes maintained by the Senior Note Trustee; however, a holder of Senior Notes of one or more series under the Senior Note Indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest by wire transfer of immediately available funds to a bank within the continental United States if appropriate wire transfer instructions have been received by the Senior Note Trustee on or prior to the applicable regular record date. (Section 2.12) Unless otherwise indicated in the applicable Prospectus Supplement, the principal of, and interest at maturity and premium, if any, on Senior Notes in the form of certificated securities will be payable in immediately available funds at the office of the Senior Note Trustee. (Section 2.12)


    All monies paid by the Company to a paying agent for the payment of principal of, interest or premium, if any, on any Senior Note which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to the Company and the holder of such Senior Note will thereafter look only to the Company for payment thereof. (Section 5.04)

SECURITY; RELEASE DATE


    Until the Release Date (as defined below), the Senior Notes will be secured by one or more series of the Company's first mortgage bonds ("Senior Note Mortgage Bonds") issued and delivered by the Company to the Senior Note Trustee (see "FIRST MORTGAGE BONDS AND FIRST MORTGAGE INDENTURE"). Upon the issuance of a series of Senior Notes prior to the Release Date, the Company will simultaneously issue and deliver to the Senior Note Trustee, as security for all Senior Notes, a series of Senior Note Mortgage Bonds that will have the same stated rate or rates of interest (or interest calculated in the same manner), interest payment dates, stated maturity date and redemption provisions, and will be in the same aggregrate principal amount as the series of the Senior Notes being issued. Payment by the Company to the Senior Note Trustee of principal of, premium and interest on, a series of Senior Note Mortgage Bonds will be applied by the Senior Note Trustee to satisfy the Company's obligations with respect to principal of, premium and interest on, the Senior Notes (Section 4.11). THE RELEASE DATE WILL BE THE DATE THAT ALL FIRST MORTGAGE BONDS ("FIRST MORTGAGE BONDS") OF THE COMPANY ISSUED AND OUTSTANDING UNDER THE FIRST MORTGAGE INDENTURE (OTHER THAN SENIOR NOTE MORTGAGE BONDS) HAVE BEEN RETIRED (AT, BEFORE OR AFTER THE MATURITY THEREOF) THROUGH PAYMENT OR REDEMPTION (INCLUDING THOSE FIRST MORTGAGE BONDS DEEMED TO BE PAID WITHIN THE MEANING OF THE FIRST MORTGAGE INDENTURE). ON THE RELEASE DATE, THE SENIOR NOTE TRUSTEE WILL DELIVER TO THE COMPANY FOR CANCELLATION ALL SENIOR NOTE MORTGAGE BONDS AND THE COMPANY WILL CAUSE THE SENIOR NOTE TRUSTEE TO PROVIDE NOTICE TO ALL HOLDERS OF SENIOR NOTES OF THE OCCURRENCE OF THE RELEASE DATE. AS A RESULT, FROM AND AFTER THE RELEASE DATE, THE SENIOR NOTE MORTGAGE BONDS SHALL CEASE TO SECURE THE SENIOR NOTES, AND THE SENIOR NOTES WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY. (Section 4.11) Each series of Senior Note Mortgage Bonds will be a series of First Mortgage Bonds of the Company, all of which are secured by a lien on certain property owned by the Company. In certain circumstances prior to the Release Date, the Company is permitted to reduce the aggregate principal amount of a series of Senior Note Mortgage Bonds held by the Senior Note Trustee, but in no event to an amount lower than the aggregate outstanding principal amount of the series of Senior Notes initially issued contemporaneously with such Senior Note Mortgage Bonds. (Section 4.08) Following the Release Date, the Company will cause the First Mortgage Indenture to be closed and the Company will not issue any additional First Mortgage Bonds under the First Mortgage Indenture. (Section 4.11) While the Company will be precluded after the Release Date from issuing additional First Mortgage Bonds, the Company will not be precluded under the Senior Note Indenture or Senior Notes from issuing or assuming other secured debt, or incurring liens on its property, unless otherwise indicated in the applicable Prospectus Supplement.


EVENTS OF DEFAULT


    The  following constitute events of default under the Senior Note Indenture:
(a) default in the payment of principal of and premium, if any, on any Senior Note when due and payable and continuance of such default for five days; (b) default in the payment of interest on any Senior Note when due which continues for 30 days; (c) default in the performance or breach of any other covenant or warranty of the Company in the Senior Note Indenture and the continuation thereof for 90 days after written notice to the Company as provided in the Senior Note Indenture; (d) prior to the Release Date, the occurrence of a completed default under the First Mortgage Indenture, of which the First Mortgage Trustee (hereinafter defined), the Company or the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes have given written notice thereof to the Senior Note Trustee; and (e) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 8.01)


    If an event of default occurs and is continuing, either the Senior Note Trustee or the holders of a majority in principal amount of the outstanding Senior Notes may declare the principal amount of all Senior Notes to be due and payable immediately. Upon such acceleration of the Senior Notes, the Senior Note Trustee is empowered to cause the mandatory redemption of the Senior Note Mortgage

Bonds. At any time after an acceleration of the Senior Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Senior Notes has been obtained and so long as all First Mortgage Bonds have not been accelerated, if the Company pays or deposits with the Senior Note Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Senior Notes. (Section 8.01)

    The Senior Note Indenture provides that the Senior Note Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders unless such holders have offered to the Senior Note Trustee indemnity acceptable to the Senior Note Trustee. (Section 9.02) The holders of a majority in principal amount of the outstanding Senior Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or of exercising any trust or power conferred on the Senior Note Trustee, with respect to the Senior Notes. (Section 8.07) Each holder of any Senior Note has the right to institute a proceeding with respect to the Senior Note Indenture, but such right is subject to certain conditions precedent specified in the Senior Note Indenture. (Section 8.04) The Senior Note Indenture provides that the Senior Note Trustee, within 90 days after the occurrence of a default with respect to the Senior Notes, is required to give the holders of the Senior Notes notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on any Senior Notes, the Senior Note Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. (Section 8.08) The Company is required to deliver to the Senior Note Trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, the Company is in compliance with the conditions and covenants under the Senior Note Indenture. (Section 6.06)

MODIFICATION


    Modification and amendment of the Senior Note Indenture may be effected by the Company and the Senior Note Trustee with the consent of the holders of a majority in principal amount of the outstanding Senior Notes affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby, (a) change the maturity date of any Senior Note; (b) reduce the rate or extend the time of payment of interest on any Senior Note; (c) reduce the principal amount of, or premium payable on, any Senior Note; (d) change the coin or currency of any payment of principal of, or any premium or interest on, any Senior Note; (e) change the date on which any Senior Note may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any Senior Note; (f) impair the interest of the Senior Note Trustee in the Senior Note Mortgage Bonds held by it or, prior to the Release Date, reduce the principal amount of Senior Note Mortgage Bonds securing the Senior Notes to an amount less than the principal amount of the Senior Notes or alter the payment provisions of such Senior Note Mortgage Bonds in a manner adverse to the holders of the Senior Notes; or (g) modify the foregoing requirements or reduce the percentage of outstanding Senior Notes necessary to modify or amend the Senior
Note Indenture or to waive any past default to less than a majority. Modification and amendment of the Senior Note Indenture may be effected by the Company and the Senior Note Trustee without the consent of the holders (a) to add to the covenants of the Company for the benefit of the holders or to surrender a right conferred on the Company in the Senior Note Indenture; (b) to add further security for the Senior Notes; or (c) to make certain other modifications, generally of a ministerial or immaterial nature. (Sections 13.01 and 13.02)


DEFEASANCE AND DISCHARGE

    The Senior Note Indenture provides that the Company will be discharged from any and all obligations in respect to the Senior Notes and the Senior Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of Senior Notes, replace stolen, lost or mutilated Senior Notes and maintain paying agencies) if, among other things, the Company irrevocably deposits with the Senior Note Trustee, in trust for the benefit of holders of Senior Notes, money or

United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the Senior Notes on the dates such payments are due in accordance with the terms of the Senior
Note Indenture and the Senior Notes; provided that, unless all of the Senior Notes are to be due within 90 days of such deposit by redemption or otherwise, the Company shall also have delivered to the Senior Note Trustee an opinion of counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Senior Note Indenture. Thereafter, the holders of Senior Notes must look only to such deposit for payment of the principal of, and interest and any premium on, the Senior Notes. (Section 5.01)


CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company will not consolidate with or merge into any other corporation or sell, transfer or otherwise convey all or substantially all its assets unless the successor or transferee corporation assumes by supplemental indenture the due and punctual payment of the principal and premium and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture to be performed or observed by the Company and, prior to the Release Date, unless the successor or transferee corporation assumes the Company's obligations under the First Mortgage Indenture with respect to the Senior Note Mortgage Bonds. Upon any such consolidation, merger, sale, transfer or conveyance of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Senior Note Indenture with the same effect as if such successor corporation had been named as the Company therein and the Company will be released from all obligations under the Senior
Note Indenture. The Senior Note Indenture defines all or substantially all of the assets of the Company as being 50% or more of the total assets of the Company as shown on the balance sheet of the Company as of the end of the prior year and specifically permits any such sale, transfer or conveyance during a calendar year of less than 50% of total assets without the consent of the holders of the Senior Notes. (Sections 12.01 and 12.02)


VOTING OF SENIOR NOTE MORTGAGE BONDS HELD BY SENIOR NOTE TRUSTEE



    The Senior Note Trustee, as a holder of Senior Note Mortgage Bonds, will attend any meeting of bondholders under the First Mortgage Indenture as to which it receives due notice, or, at its option, will deliver its proxy in connection therewith. Either at such meeting, or otherwise where the consent of holders of first mortgage bonds issued under the First Mortgage Indenture is sought without a meeting, the Senior Note Trustee will vote all of the Senior Note Mortgage Bonds held by it, or will consent with respect thereto, as directed by the holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes; provided, however, the Senior Note Trustee may not vote the Senior Note Mortgage Bonds of any particular series in favor of, or give consent to, any action which, in the Senior Note Trustee's opinion, would materially adversely affect such series of Senior Note Mortgage Bonds in a manner not shared generally by all other Senior Note Mortgage Bonds, except upon notification by the Senior Note Trustee to the holders of the related series of Senior Notes of such proposal and consent thereto of the holders of a majority in principal amount of the outstanding Senior Notes of such series.


RESIGNATION OR REMOVAL OF NOTE TRUSTEE

    The Senior Note Trustee may resign at any time upon written notice to the Company specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor Senior Note Trustee and such specified day. (Section 9.10)

    The Senior Note Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Senior Note Trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding Senior Notes. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, the Company may remove the Senior Note Trustee upon notice to the holder of each Senior Note outstanding and the Senior Note Trustee, and appointment of a successor Senior Note Trustee. (Section 9.10)

CONCERNING THE SENIOR NOTE TRUSTEE

    Boatmen's First National Bank of Oklahoma is the Senior Note Trustee under the Senior Note Indenture. The Company maintains banking relationships with the Senior Note Trustee in the ordinary course of business. The Senior Note Trustee also acts as trustee for the Company's First Mortgage Bonds.

               FIRST MORTGAGE BONDS AND FIRST MORTGAGE INDENTURE

GENERAL


    The New Bonds, including any series of Senior Note Mortgage Bonds issued as security for Senior Notes, will be a series of First Mortgage Bonds issued under the First Mortgage Indenture and a new supplemental trust indenture for such series of New Bonds (the "New Supplemental Indenture"), all from the Company to Boatmen's First National Bank of Oklahoma, as successor Trustee (the "First Mortgage Trustee") to The First National Bank and Trust Company of Oklahoma City. Copies of the First Mortgage Indenture, the supplemental indentures and the form of the New Supplemental Indenture are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the First Mortgage Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the detailed provisions of the First Mortgage Indenture which are incorporated herein by this reference. References to Article and Section numbers under this caption are references to Article and Section numbers of the First Mortgage Indenture unless otherwise indicated. Unless the context indicates otherwise, words or phrases defined in the First Mortgage Indenture are capitalized and used with the same meanings herein. Excluding the New Bonds, as of June 30, 1995, 13 series of First Mortgage Bonds in an aggregate principal amount of $653.5 million currently are outstanding under the First Mortgage Indenture.


TERMS OF NEW BONDS


    The New Bonds will be issued initially as fully registered bonds in denominations of a multiple of $1,000 each. New Bonds may be issued in temporary form if, for any reason, the Company is unable to deliver New Bonds in definitive form. Principal and interest are to be payable in Oklahoma City, New York City or Chicago. The New Bonds will be interchangeable in the manner provided in Article II of the New Supplemental Indenture. No charge will be made for any exchange or transfer of New Bonds, other than for any taxes or other governmental charges.



    Principal of and interest and premium, if any, on the New Bonds issued in the form of Global Securities will be paid in the manner described below under the caption "BOOK-ENTRY SYSTEM."


    Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the series of New Bonds being offered thereby: (1) the designation and aggregate principal amount of such New Bonds; (2) the date on which the New Bonds will mature; (3) the rate per annum (or method of calculation) at which such New Bonds will bear interest and the date from which such interest shall accrue; (4) the dates on which such interest will be payable; (5) the record dates for payments of interest; (6) any redemption terms; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which New Bonds may be repaid, in whole or in part, at the option of the holder thereof; and (8) other specific terms applicable to New Bonds.

SECURITY FOR NEW BONDS

    In the opinions of counsel for the Company, the New Bonds, when issued, will be secured by the First Mortgage Indenture, which constitutes a first mortgage lien, subject only to Permissible Encumbrances, upon all the property of the Company (except as summarized in the following paragraph) for the equal pro rata security of each series of First Mortgage Bonds, subject to the provisions related to any sinking fund or similar fund for the benefit of First Mortgage Bonds of any particular series. The opinion does not cover title to easements or rights-of-way as counsel believes the expense of examination would exceed the cost of acquiring, by condemnation or purchase, any easements or rights-of-way held under defective titles.

    There are excepted from the lien of the First Mortgage Indenture certain securities, cash, contracts, receivables, motor vehicles, merchandise, equipment and supplies, and certain non-utility real property. (Granting Clause of the First Mortgage Indenture.) The First Mortgage Indenture is not a lien on the properties of any subsidiary of the Company, nor is the stock of any such subsidiary pledged under the First Mortgage Indenture.


    The First Mortgage Indenture contains provisions for subjecting to the lien thereof (subject to the limitations in Article XV in the case of consolidation or merger) all property acquired by the Company after the date of the First Mortgage Indenture other than property of the kind mentioned in the preceding paragraph. (Granting Clause of the First Mortgage Indenture.) Such provisions might not be effective as to property acquired within the 90-day period immediately preceding or acquired subsequent to the filing of a case with respect to the Company under the United States Bankruptcy Code.


MAINTENANCE PROVISIONS

    As a Maintenance Fund for the First Mortgage Bonds, the Company covenants to pay to the First Mortgage Trustee annually on May 1 an amount equal to 15% of its Gross Operating Revenues for the preceding calendar year, after deducting from such revenues (i) cost of electricity purchased for resale and (ii) rentals paid for utility property, less credits at the Company's option for (a) maintenance, (b) property retirements offset by Permanent Additions, (c) retirements of First Mortgage Bonds, (d) Amounts of Established Permanent Additions and (e) 15% of the portion of Gross Operating Revenues during such calendar year attributable to increases since January 6, 1975, in the Company's cost of fuel used in electric generation. Withdrawals from the Maintenance Fund may be made on the basis of retirements of First Mortgage Bonds and Amounts of Established Permanent Additions, but cash in excess of $100,000 remaining on deposit in the Maintenance Fund for more than two years must be used for the retirement of First Mortgage Bonds. Any such retirement through redemption would be at the applicable regular redemption price of the First Mortgage Bonds to be redeemed and subject to any restriction on the redemption of such First Mortgage Bonds. (Article IX, Section 3.03 of Supplemental Indenture dated March 1, 1952, and Section 1.01 of Supplemental Indenture dated September 14, 1976.)

    The Company has covenanted to maintain its properties in adequate repair, working order and condition. The First Mortgage Indenture contains provisions for a periodic inspection of the Company's properties and report by an independent engineer as to compliance with this covenant. (Section 8.06.)

SINKING FUND PROVISIONS


    As an annual sinking fund for each series of First Mortgage Bonds, the Company covenants to pay to the First Mortgage Trustee annually on December 1 an amount sufficient to redeem, on the following February 1, for sinking fund purposes, 1 1/4% of the highest principal amount at any time outstanding of First Mortgage Bonds of the series for which the sinking fund is applicable. Sinking fund payments may be offset by (a) application of Amounts of Established Permanent Additions equal to 166 2/3% of the principal amount of First Mortgage Bonds which would otherwise be required to be retired by the sinking fund and
(b) retirement or delivery to the First Mortgage Trustee of First Mortgage Bonds of the series for which the sinking fund is applicable. The First Mortgage Trustee is required to apply sinking fund money to the purchase or redemption of First Mortgage Bonds of the series for which such funds are applicable. (Article XII and Section 3.01 of Supplemental Indenture dated February 1, 1980.)

ISSUANCE OF ADDITIONAL BONDS


    Additional First Mortgage Bonds secured by the First Mortgage Indenture may be issued on the basis of (a) 60% of the Cost or Fair Value, whichever is less, of net Permanent Additions (which become available upon proper certification by the Company), after making the required deductions on account of Retired Property (Article V); (b) an equal principal amount of retired First Mortgage Bonds, the retirement whereof has not been otherwise used under the First Mortgage Indenture (Article VI); and (c) deposit of an equal amount of cash with the First Mortgage Trustee, which cash may be withdrawn by applying Amounts of Established Permanent Additions equal to 166 2/3% of such cash to be withdrawn or by retirement of First Mortgage Bonds (Article VII and Section 3.04 of Supplemental Indenture dated March 1, 1952). No additional First Mortgage Bonds may be issued on basis (a), basis (b) under specified conditions or basis (c), unless the Earnings Applicable to Bond Interest for a specified twelve-month period are equal to twice the annual interest requirements on the First Mortgage Bonds including those about to be issued. (Sections 5.03, 6.01 and 7.01). Earnings Applicable to Bond Interest for the twelve months ended June 30, 1995, would be 4.4 times the annual interest requirement on the First Mortgage Bonds of the Company at an assumed 8.5% interest rate. Additional First Mortgage Bonds may vary from the New Bonds as to maturity, interest rate, redemption prices, sinking fund and in certain other respects. (Article II.) The New Bonds will be issued under (a) and/or (b) above. At June 30, 1995, the amount of net Permanent Additions which may be used for the issuance of First Mortgage Bonds was approximately $1.1 billion. At June 30, 1995, the amount of retired First Mortgage Bonds which may be used for the issuance of First Mortgage Bonds was $267 million.


PROVISIONS OF FIRST MORTGAGE INDENTURE LIMITING DIVIDENDS ON COMMON STOCK

    The Company covenants that, so long as any First Mortgage Bonds are outstanding, earned surplus (retained earnings) equal to the sum of (1) the amount by which the aggregate of (a) provisions for retirement and depreciation and (b) expenditures for maintenance, during the period from June 1, 1955, to the last date for which a statement of income is available, is less than 15% of Gross Operating Revenues (after deducting cost of electricity and/or gas purchased for resale, rentals paid for utility property and the portion of gross operating revenues attributable to increases since January 6, 1975, in the Company's cost of fuel used in electric generation) for that period and (2) the amount, if any, by which all of the consideration paid by the Company in acquiring any shares of its Common Stock during the above period exceeds $217,301,128 plus any consideration received by the Company from the sale after September 30, 1991 of its Common Stock, shall not be available for the payment of cash dividends on Common Stock; and that the Company shall not acquire shares of its Common Stock for a valuable consideration if after such acquisition the sum of (1) and (2) above would exceed its then earned surplus (retained earnings). (Section 3.01 of Supplemental Indenture dated January 1, 1957,
Section 1.01 of Supplemental Indenture dated September 14, 1976 and Section 1.01 of Supplemental Indenture dated December 9, 1991.)

RELEASE PROVISIONS

    The First Mortgage Indenture contains provisions permitting the release from its lien of any property upon depositing or pledging cash or certain other property of comparable Fair Value (Fair Value being defined in substance as the current value of the property as certified by an engineer, appraiser or similar expert). The First Mortgage Indenture also contains provisions for the cancellation, change or alteration of leases, rights-of-way and easements, and for the surrender and modification of any franchise or governmental consent subject to certain restrictions, in each case without any release or consent by the First Mortgage Trustee or accountability thereto for any consideration received by the Company. (Article XI.)

MODIFICATION OF THE FIRST MORTGAGE INDENTURE

    With  the  consent of  the  Company, the  provisions  of the  First Mortgage
Indenture may be changed by the affirmative vote of the holders of 70% in principal amount of the First Mortgage Bonds then outstanding except, among other things, the maturity of a First Mortgage Bond may not be extended, the interest rate reduced nor the terms of payment of principal or interest changed without the consent of the holder of such First Mortgage Bond. (Article XVIII.)

CONCERNING THE FIRST MORTGAGE TRUSTEE

    Boatmen's First National Bank of Oklahoma is the First Mortgage Trustee under the First Mortgage Indenture. The Company maintains banking relationships in the ordinary course of business with the First Mortgage Trustee. The First Mortgage Trustee also serves as trustee for the Senior Notes.

    In case of a Completed Default under the First Mortgage Indenture (see "-- Events of Default" below), the First Mortgage Trustee may, and upon request of the holders of a majority in principal amount of the First Mortgage Bonds shall, declare the First Mortgage Bonds due and payable. In case of a Completed Default, it is obligatory upon the First Mortgage Trustee to take the action or actions provided in the First Mortgage Indenture to enforce payment of the First Mortgage Bonds and for the enforcement of the lien of the First Mortgage Indenture upon being requested to do so by the holders of a majority in principal amount of the First Mortgage Bonds and upon being indemnified against the costs, expenses and liabilities to be incurred therein or thereby without negligence or bad faith. (Sections 13.01, 13.04 and 13.15.)

EVENTS OF DEFAULT

    The following is a summary of events defined in the First Mortgage Indenture as "Completed Defaults": (a) failure to pay principal of any First Mortgage Bond when due and payable, (b) failure to pay interest on any First Mortgage Bond within 30 days after it becomes due and payable, (c) failure to meet any payment to the sinking fund on any First Mortgage Bond within 10 days after same is payable, (d) the expiration of 30 days after (1) the adjudication of the Company as a bankrupt or (2) the entry of an order approving a petition filed against the Company seeking reorganization of the Company, unless during such period such adjudication or order shall be vacated, (e) the expiration of 90 days following the appointment of a receiver unless during such period such appointment shall be vacated, (f) the filing by the Company of a voluntary petition in bankruptcy or the making of a general assignment for the benefit of creditors or the consent by the Company to the appointment of a receiver or the filing by the Company of a petition or answer seeking reorganization or the filing by the Company of a petition to take advantage of any insolvency act and
(g) failure to perform any other covenant or agreement contained in the First Mortgage Indenture or First Mortgage Bonds within 60 days following the mailing by the First Mortgage Trustee or by the holders of at least 15% in principal amount of the First Mortgage Bonds then Outstanding of a written demand that such failure be cured. (Section 13.01 and Section 4.01 of Supplemental Indenture dated February 1, 1980.)

    By Section 16.07 of the First Mortgage Indenture, the First Mortgage Trustee is required to give notice to bondholders (1) within 90 days after the occurrence of a default known to the First Mortgage Trustee within such period, or (2) if a default be not known to the First Mortgage Trustee within such period, within 30 days after such default shall be known to the First Mortgage Trustee, unless such default shall have been cured before the giving of such notice; provided that, except in the case of a default resulting from the failure to make any payment of principal of or interest on any First Mortgage Bonds or to make any sinking fund or purchase fund payment, the First Mortgage Trustee may withhold such notice upon determination in good faith by the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the First Mortgage Trustee that the withholding of such notice is in the interest of the bondholders.

                               BOOK-ENTRY SYSTEM

    Each series of Securities may be issued in the form of one or more Global Securities representing all or part of such series of Securities and which will be deposited with or on behalf of the Depository and registered in the name of the Depository or a nominee of the Depository.

    The following is based solely on information furnished by DTC:

    Unless otherwise specified in the Prospectus Supplement, DTC will act as Depository for those Securities issued as Global Securities. The Global Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of the Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Securities, except in the event that use of the book-entry system for the Securities is discontinued.

    To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of the holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    If the Global Securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the Global Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).


    Principal, interest and any premium payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the applicable Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and any premium to DTC is the responsibility of the Company or the applicable Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to a series of Securities at any time by giving reasonable notice to the Company or the applicable Trustee. Under such circumstances, if a successor securities depository is not obtained, certificates for such series of Securities are required to be printed and delivered.

    The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) for any series of Securities. In that event, certificates for such series of Securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and the Company and any underwriters, dealers or agents take no responsibility for the accuracy thereof.

    The underwriters, dealers or agents of any Offered Securities may be Direct Participants of DTC.

    NONE OF THE COMPANY, THE SENIOR NOTE TRUSTEE, THE FIRST MORTGAGE TRUSTEE OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF THE GLOBAL SECURITY WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN SUCH GLOBAL SECURITY OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTERESTS.

                                 LEGAL OPINIONS

    Legal opinions relating to the Securities will be rendered by Rainey, Ross, Rice & Binns, First National Center, Oklahoma City, Oklahoma, Chisenhall, Nestrud & Julian, P.A., First Commercial Bank Building, Little Rock, Arkansas, and Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois, counsel for the Company, and by Jones, Day, Reavis & Pogue, 77 West Wacker Drive, Chicago, Illinois, counsel for any underwriters, dealers or agents named in the Prospectus Supplement. As to matters involving conformity to local laws, the other counsel will rely upon the opinion of Rainey, Ross, Rice & Binns with respect to laws of Oklahoma and upon the opinion of Chisenhall, Nestrud & Julian, P.A., with respect to laws of Arkansas.

    The statement contained in this Prospectus under the subcaption "Security for New Bonds" under the caption "FIRST MORTGAGE BONDS AND FIRST MORTGAGE INDENTURE" is the opinion of Rainey, Ross, Rice & Binns, counsel for the Company, to the extent that such statement pertains to Oklahoma law and is the opinion of Chisenhall, Nestrud & Julian, P.A., to the extent that such statement pertains to Arkansas law. As of July 31, 1995, attorneys with Rainey, Ross, Rice & Binns owned beneficial interests in an aggregate of 5,492 shares of Common Stock of the Company, of which Mr. William J. Ross, a partner in that firm, owned a beneficial interest in 4,658 shares of such Common Stock.

                                    EXPERTS

    The consolidated financial statements of the Company included in the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1994, to the extent and for the periods indicated in their reports included in said Form 10-K, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                              PLAN OF DISTRIBUTION

    The Company may  sell the  Securities (i) through  underwriters or  dealers;
(ii) directly to one or more institutional purchasers; or (iii) through agents. The Prospectus Supplement with respect to each series of Securities will set forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which said Securities may be listed.

    If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The specific managing underwriter or underwriters, if any, will be set forth in the Prospectus Supplement relating to the Securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Securities offered thereby will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Securities if any are purchased.

    Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Securities in respect of which the Prospectus Supplement is delivered and any commission payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

    Any underwriters, dealers or agents participating in the distribution of the Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Agents and underwriters may be entitled, under agreements entered into which the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for the Company in the ordinary course of business.

    Any underwriter of the Senior Notes or New Bonds may be required under Oklahoma law to pay a mortgage registration tax in an amount estimated by the Company to be .097% of the principal amount of Senior Notes or New Bonds purchased.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee under the Securities Act of 1933, as amended............  $  50,863
State qualification fees and mortgage filing fees........................     10,000
Authentication of Securities by trustee..................................     14,000
Fees of rating agencies..................................................     55,000
Printing and engraving...................................................     30,000
Accounting services......................................................     25,000
Legal fees of Company counsel............................................     45,000
Miscellaneous, including traveling, telephone tolls, stationery, postage
 and other out-of-pocket expenses........................................     20,137
                                                                           ---------
  Total..................................................................  $ 250,000
                                                                           ---------
                                                                           ---------

    All items are estimated except the first.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 1031 of Title 18 of the Annotated Oklahoma Statutes provides that the Company may, and in some circumstances must, indemnify the directors and officers of the Company against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. Substantially similar provisions that require such indemnification are contained in the Company's Restated Certificate of Incorporation, which is filed as
Exhibit 4.01 to the Company's Registration Statement No. 33-59805, which is incorporated herein by this reference. The Company's Restated Certificate of Incorporation also contains provisions limiting the liability of the Company's officers and directors in certain instances. The Company has an insurance policy covering its directors and officers against certain personal liability which may include liabilities under the Securities Act of 1933, as amended. The forms of Underwriting Agreements filed as Exhibits 1.01 and 1.02 include provisions requiring the underwriters to indemnify the directors and officers of the Company in certain circumstances.

ITEM 16.  EXHIBITS.


 EXHIBIT
---------
  1.01     Form of Underwriting Agreement for Senior Notes.*
  1.02     Form of Underwriting Agreement for New Bonds.*
  4.01     Copy of Trust Indenture, dated February 1, 1945, from the Company to The First National Bank and Trust
            Company of Oklahoma City, Trustee. (Filed as Exhibit 7-A to Registration Statement No. 2-5566 and
            incorporated by reference herein)
  4.02     Copy of Supplemental Trust Indenture, dated December 1, 1948, being a supplemental instrument to
            Exhibit 4.01 hereto. (Filed as Exhibit 7.03 to Registration Statement No. 2-7744 and incorporated by reference herein)
  4.03     Copy of Supplemental Trust Indenture, dated June 1, 1949, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 7.03 to Registration Statement No. 2-7964 and incorporated by reference herein)
  4.04     Copy of Supplemental Trust Indenture, dated May 1, 1950, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 7.04 to Registration Statement No. 2-8421 and incorporated by reference herein)

 EXHIBIT
---------
  4.05     Copy of Supplemental Trust Indenture, dated March 1, 1952, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 4.08 to Registration Statement No. 2-9415 and incorporated by reference herein)
  4.06     Copy of Supplemental Trust Indenture, dated June 1, 1955, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 4.07 to Registration Statement No. 2-12274 and incorporated by reference herein)
  4.07     Copy of Supplemental Trust Indenture, dated January 1, 1957, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 2.07 to Registration Statement No. 2-14115 and incorporated by reference herein)
  4.08     Copy of Supplemental Trust Indenture, dated June 1, 1958, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 4.09 to Registration Statement No. 2-19757 and incorporated by reference herein)
  4.09     Copy of Supplemental Trust Indenture, dated March 1, 1963, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 2.09 to Registration Statement No. 2-23127 and incorporated by reference herein)
  4.10     Copy of Supplemental Trust Indenture, dated March 1, 1965, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 4.10 to Registration Statement No. 2-25808 and incorporated by reference herein)
  4.11     Copy of Supplemental Trust Indenture, dated January 1, 1967, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 2.11 to Registration Statement No. 2-27854 and incorporated by reference herein)
  4.12     Copy of Supplemental Trust Indenture, dated January 1, 1968, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 2.12 to Registration Statement No. 2-31010 and incorporated by reference herein)
  4.13     Copy of Supplemental Trust Indenture, dated January 1, 1969, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 2.13 to Registration Statement No. 2-35419 and incorporated by reference herein)
  4.14     Copy of Supplemental Trust Indenture, dated January 1, 1970, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 2.14 to Registration Statement No. 2-42393 and incorporated by reference herein)
  4.15     Copy of Supplemental Trust Indenture, dated January 1, 1972, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 2.15 to Registration Statement No. 2-49612 and incorporated by reference herein)
  4.16     Copy of Supplemental Trust Indenture, dated January 1, 1974, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 2.16 to Registration Statement No. 2-52417 and incorporated by reference herein)
  4.17     Copy of Supplemental Trust Indenture, dated January 1, 1975, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 2.17 to Registration Statement No. 2-55085 and incorporated by reference herein)
  4.18     Copy of Supplemental Trust Indenture, dated January 1, 1976, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 2.18 to Registration Statement No. 2-57730 and incorporated by reference herein)
  4.19     Copy of Supplemental Trust Indenture, dated September 14, 1976, being a supplemental instrument to
            Exhibit 4.01 hereto. (Filed as Exhibit 2.19 to Registration Statement No. 2-59887 and incorporated by reference herein)

 EXHIBIT
---------
  4.20     Copy of Supplemental Trust Indenture, dated January 1, 1977, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 2.20 to Registration Statement No. 2-59887 and incorporated by reference herein)
  4.21     Copy of Supplemental Trust Indenture, dated November 1, 1977, being a supplemental instrument to
            Exhibit 4.01 hereto. (Filed as Exhibit 4.21 to Registration Statement No. 2-70539 and incorporated by reference herein)
  4.22     Copy of Supplemental Trust Indenture, dated December 1, 1977, being a supplemental instrument to
            Exhibit 4.01 hereto. (Filed as Exhibit 4.22 to Registration Statement No. 2-70539 and incorporated by reference herein)
  4.23     Copy of Supplemental Trust Indenture, dated February 1, 1980, being a supplemental instrument to
            Exhibit 4.01 hereto. (Filed as Exhibit 4.23 to Registration Statement No. 2-70539 and incorporated by reference herein)
  4.24     Copy of Supplemental Trust Indenture, dated August 15, 1986, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 4.25 to the Company's Form 10-K Annual Report, File No. 1-1097, for the
            year ended December 31, 1986, and incorporated by reference herein)
  4.25     Copy of Supplemental Trust Indenture, dated March 1, 1987, being a supplemental instrument to Exhibit
            4.01 hereto. (Filed as Exhibit 4.26 to the Company's Form 10-K Annual Report, File No. 1-1097, for the
            year ended December 31, 1987, and incorporated by reference herein)
  4.26     Copy of Supplemental Trust Indenture, dated November 15, 1990, being a supplemental instrument to
            Exhibit 4.01 hereto. (Filed as Exhibit 4.28 to the Company's Form 10-K Annual Report for the year ended December 31, 1990, File No. 1-1097, and incorporated by reference herein)
  4.27     Copy of Supplemental Trust Indenture, dated December 9, 1991, being a supplemental instrument to
            Exhibit 4.01 hereto. (Filed as Exhibit 4.29 to the Company's Form 10-K Annual Report for the year ended December 31, 1991, File No. 1-1097, and incorporated by reference herein)
  4.28     Form of Supplemental Trust Indenture for each series of New Bonds, being a supplemental instrument to
            Exhibit 4.01 hereto.*
  4.29     Form of Senior Note Indenture. (Revised and filed herewith)
  5.01     Opinion of counsel as to legality of the Securities.*
  12.01    Computation of ratio to earnings to fixed charges.*
  23.01    Consents of accountants and legal counsel.*
  24.01    Power of Attorney.*
  25.01    Form T-1 Statement of Eligibility of Boatmen's First National Bank of Oklahoma to act as trustee under the Senior Note Indenture.*
  25.02    Form T-1 Statement of Eligibility of Boatmen's First National Bank of Oklahoma to act as trustee under the First Mortgage Indenture.*

------------------------
* Previously filed.


ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby also undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or event arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  to remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma on the 19th day of September, 1995.


                                      OKLAHOMA GAS AND ELECTRIC COMPANY
                                                   (Registrant)

                                      By:          /s/ J.G. HARLOW, JR.

                                         ---------------------------------------
                                                    J.G. Harlow, Jr.
                                                  CHAIRMAN OF THE BOARD
                                               AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                 SIGNATURE                                      TITLE                              DATE
-------------------------------------------  -------------------------------------------  -----------------------
           /s/ J.G. HARLOW, JR.              Chairman of the Board of Directors and       September 19, 1995
    ----------------------------------        Principal Executive Officer and Director;
             J.G. Harlow, Jr.

             /s/ A.M. STRECKER               Principal Financial Officer; and             September 19, 1995
    ----------------------------------
               A.M. Strecker

              /s/ D.L. YOUNG                 Principal Accounting Officer                 September 19, 1995
    ----------------------------------
                D.L. Young

                     *                       Director;
    ----------------------------------
            Herbert H. Champlin

                     *                       Director;
    ----------------------------------
            William E. Durrett

                     *                       Director;
    ----------------------------------
             Martha W. Griffin

                     *                       Director;
    ----------------------------------
            Hugh L. Hembree III

                     *                       Director;
    ----------------------------------
             John F. Snodgrass

                 SIGNATURE                                      TITLE                              DATE
-------------------------------------------  -------------------------------------------  -----------------------
                     *                       Director;
    ----------------------------------
               Bill Swisher

                     *                       Director; and
    ----------------------------------
              John A. Taylor

                     *                       Director.
    ----------------------------------
           Ronald H. White, M.D.

         *By /s/ J.G. HARLOW, JR.                                                         September 19, 1995
    ----------------------------------
             J.G. Harlow, Jr.
            (ATTORNEY-IN-FACT)

                               INDEX TO EXHIBITS


  EXHIBIT                                                                                                        PAGE
-----------                                                                                                    ---------
       1.01  Form of Underwriting Agreement for Senior Notes.*
       1.02  Form of Underwriting Agreement for New Bonds.*
       4.01  Copy of Trust Indenture, dated February 1, 1945, from the Company to The First National Bank and
              Trust Company of Oklahoma City, Trustee. (Filed as Exhibit 7-A to Registration Statement No.
              2-5566 and incorporated by reference herein)
       4.02  Copy of Supplemental Trust Indenture, dated December 1, 1948, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 7.03 to Registration Statement No. 2-7744 and
              incorporated by reference herein)
       4.03  Copy of Supplemental Trust Indenture, dated June 1, 1949, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 7.03 to Registration Statement No. 2-7964 and
              incorporated by reference herein)
       4.04  Copy of Supplemental Trust Indenture, dated May 1, 1950, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 7.04 to Registration Statement No. 2-8421 and
              incorporated by reference herein)
       4.05  Copy of Supplemental Trust Indenture, dated March 1, 1952, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 4.08 to Registration Statement No. 2-9415 and
              incorporated by reference herein)
       4.06  Copy of Supplemental Trust Indenture, dated June 1, 1955, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 4.07 to Registration Statement No. 2-12274 and
              incorporated by reference herein)
       4.07  Copy of Supplemental Trust Indenture, dated January 1, 1957, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 2.07 to Registration Statement No. 2-14115 and
              incorporated by reference herein)
       4.08  Copy of Supplemental Trust Indenture, dated June 1, 1958, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 4.09 to Registration Statement No. 2-19757 and
              incorporated by reference herein)
       4.09  Copy of Supplemental Trust Indenture, dated March 1, 1963, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 2.09 to Registration Statement No. 2-23127 and
              incorporated by reference herein)
       4.10  Copy of Supplemental Trust Indenture, dated March 1, 1965, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 4.10 to Registration Statement No. 2-25808 and
              incorporated by reference herein)
       4.11  Copy of Supplemental Trust Indenture, dated January 1, 1967, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 2.11 to Registration Statement No. 2-27854 and
              incorporated by reference herein)
       4.12  Copy of Supplemental Trust Indenture, dated January 1, 1968, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 2.12 to Registration Statement No. 2-31010 and
              incorporated by reference herein)
       4.13  Copy of Supplemental Trust Indenture, dated January 1, 1969, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 2.13 to Registration Statement No. 2-35419 and
              incorporated by reference herein)
       4.14  Copy of Supplemental Trust Indenture, dated January 1, 1970, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 2.14 to Registration Statement No. 2-42393 and
              incorporated by reference herein)

  EXHIBIT                                                                                                        PAGE
-----------                                                                                                    ---------
       4.15  Copy of Supplemental Trust Indenture, dated January 1, 1972, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 2.15 to Registration Statement No. 2-49612 and
              incorporated by reference herein)
       4.16  Copy of Supplemental Trust Indenture, dated January 1, 1974, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 2.16 to Registration Statement No. 2-52417 and
              incorporated by reference herein)
       4.17  Copy of Supplemental Trust Indenture, dated January 1, 1975, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 2.17 to Registration Statement No. 2-55085 and
              incorporated by reference herein)
       4.18  Copy of Supplemental Trust Indenture, dated January 1, 1976, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 2.18 to Registration Statement No. 2-57730 and
              incorporated by reference herein)
       4.19  Copy of Supplemental Trust Indenture, dated September 14, 1976, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 2.19 to Registration Statement No. 2-59887 and
              incorporated by reference herein)
       4.20  Copy of Supplemental Trust Indenture, dated January 1, 1977, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 2.20 to Registration Statement No. 2-59887 and
              incorporated by reference herein)
       4.21  Copy of Supplemental Trust Indenture, dated November 1, 1977, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 4.21 to Registration Statement No. 2-70539 and
              incorporated by reference herein)
       4.22  Copy of Supplemental Trust Indenture, dated December 1, 1977, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 4.22 to Registration Statement No. 2-70539 and
              incorporated by reference herein)
       4.23  Copy of Supplemental Trust Indenture, dated February 1, 1980, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 4.23 to Registration Statement No. 2-70539 and
              incorporated by reference herein)
       4.24  Copy of Supplemental Trust Indenture, dated August 15, 1986, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 4.25 to the Company's Form 10-K Annual Report, File No.
              1-1097, for the year ended December 31, 1986, and incorporated by reference herein)
       4.25  Copy of Supplemental Trust Indenture, dated March 1, 1987, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 4.26 to the Company's Form 10-K Annual Report, File No.
              1-1097, for the year ended December 31, 1987, and incorporated by reference herein)
       4.26  Copy of Supplemental Trust Indenture, dated November 15, 1990, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.28 to the Company's Form 10-K Annual Report for the
              year ended December 31, 1990, File No. 1- 1097, and incorporated by reference herein)
       4.27  Copy of Supplemental Trust Indenture, dated December 9, 1991, being a supplemental instrument to
              Exhibit 4.01 hereto. (Filed as Exhibit 4.29 to the Company's Form 10-K Annual Report for the
              year ended December 31, 1991, File No. 1- 1097, and incorporated by reference herein)
       4.28  Form of Supplemental Trust Indenture for each series of New Bonds, being a supplemental instrument to Exhibit 4.01 hereto.*
       4.29  Form of Senior Note Indenture. (Revised and filed herewith)
       5.01  Opinion of counsel as to legality of the Securities.*
      12.01  Computation of ratio to earnings to fixed charges.*
      23.01  Consents of accountants and legal counsel.*

  EXHIBIT                                                                                                        PAGE
-----------                                                                                                    ---------
      24.01  Power of Attorney.*
      25.01  Form T-1 Statement of Eligibility of Boatmen's First National Bank of Oklahoma to act as trustee under the Senior Note Indenture.*
      25.02  Form T-1 Statement of Eligibility of Boatmen's First National Bank of Oklahoma to act as trustee under the First Mortgage Indenture.*